Exhibit 10.2

FIRST AMENDMENT TO

OFFICER STOCK OPTION AWARD

This First Amendment to Officer Stock Option Award (“Option Amendment”) is made this __ day of December, 2014, by and between Oxford Immunotec Global PLC (the “Company”) and Peter Wrighton-Smith, Ph.D. (“Optionee”).

RECITALS

WHEREAS, Company and Optionee are parties to an option agreement designated Grant No. 2013-081A, reflecting the grant of unapproved share options under Appendix D to the Company’s 2013 Share Incentive Plan with a Grant Date of March 3, 2014 the “Option Agreement”); and

WHEREAS, the parties now wish to amend the Option Agreement as set forth in this Option Amendment.

NOW, THEREFORE, in consideration of the foregoing, the promises and covenants set forth in this Option Amendment, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and agreed, the Company and Optionee agree as follows:

1.             Paragraph 3(b) Effect of a Change in Control of the Option Agreement is hereby deleted in its entirety and replaced in full with the following:

3.(b).       Effect of a Change in Control. If following the occurrence of a Change in Control (as defined below), the Optionee’s employment is terminated by the Company other than for Cause, or by the Optionee for Good Reason (as defined below), then the portion of the Option that has not vested as of the date of such termination shall become fully vested and exercisable in accordance with the terms of this Agreement (the “Accelerated Vesting”). If the Optionee’s employment is terminated by the Optionee for Good Reason as defined in Paragraph 3(d)(ii)(1) through (7), Accelerated Vesting will only apply if the event constituting Good Reason (as defined in Paragraph 3(d)(ii)(1) through (7)) occurred within one year of the Change in Control and the Optionee provides notice to the Company of his election to terminate employment within ninety (90) days of the occurrence of the event constituting Good Reason.

First Amendment to Grant No. 2013-081A

Peter Wrighton-Smith, Ph.D.

2.             Paragraph 3 is amended to add the following provision following Paragraph 3.(c).

(d).          Additional Definitions.

(i).     Cause shall have the meaning set forth in the 2013 Share Incentive Plan.

(ii).     Good Reason means any of the following: (1) a material reduction in the Optionee’s base salary, unless such reduction is effected contemporaneously or in conjunction with a broader reduction in pay of other senior executives; (2) a material reduction in the Optionee’s incentive compensation participation level (target incentive as a percentage of base salary) from what it has been at any time within the immediately preceding three years, unless such reduction is effected contemporaneously or in conjunction with a broader reduction in senior executive pay or incentive pay for other senior executives; (3) a material change in the equity compensation benefits available to the Optionee, unless such change is effected contemporaneously or in conjunction with a broader change in equity compensation benefits available to other senior executives; provided that the imposition of performance targets for the Optionee’s equity compensation benefits shall not give rise to Good Reason, nor shall any difference in performance targets for equity compensation benefits provided to the Optionee and other senior executives constitute Good Reason; (4) the imposition of a change, not previously approved by the Optionee, that the Optionee’s primary office location (where he is required to be physically present for the majority of time when he is not engaged in work-related travel) increase his one-way commuting distance by more than 20 miles; (5) the imposition of a requirement by the Board of Directors or other authority to whom the Optionee reports, without the approval of the Optionee, that increases the number of days of his international travel by more than ten percent (10%) from the average of such travel days during the immediately preceding two years; (6) the imposition by the Board of Directors or other authority to whom the Optionee reports of a work schedule that results in the Optionee becoming a tax resident in the United States or in any individual state within the United States; (7) failure of the Board of Directors to recommend the Optionee for reelection to the Board when his term expires unless such failure is prompted by legal or corporate governance considerations; or (8) if, at any time on or after the one year anniversary of a Change in Control but prior to the third anniversary of the Change in Control, there is a change in the composition of the Board of Directors to whom the Optionee reports so that a majority of such Board is composed of individuals who were not directors immediately prior to the Change in Control.

First Amendment to Grant No. 2013-081A

Peter Wrighton-Smith, Ph.D.

3.             Except as amended herein, the Option Agreement shall remain in full force and effect. Terms not defined in this Option Amendment shall have the meaning set forth in the Option Agreement.

This Option Amendment has been executed and delivered as a deed on __ December 2014.

SIGNED as a Deed

By: Peter Wrighton-Smith, Ph.D.

_____________________________________

in the presence of:

_____________________________________

Witness signature:

Name:

Address:

Occupation:

SIGNED as a Deed

By OXFORD IMMUNOTEC GLOBAL PLC

acting by the under-mentioned

person(s) acting on the authority

of the Company in accordance

with the laws of the territory of

its incorporation

_____________________________________

Authorised signatory

_____________________________________

Authorised signatory

First Amendment to Grant No. 2013-081A

Peter Wrighton-Smith, Ph.D.